             FIFTH MODIFICATION OF CREDIT AGREEMENT


     THIS FIFTH MODIFICATION OF CREDIT AGREEMENT (the "Modifica-tion") is entered into as of the 30th day of November, 1995 by and between DYCOM INDUSTRIES INC., a Florida corporation ("Borrower") and FIRST UNION NATIONAL BANK OF FLORIDA, a National Banking Association ("Lender").


                      W I T N E S S E T H:


     WHEREAS, Borrower and Lender entered into a certain Credit Agreement dated as of April 28, 1993, which was amended by First Modification dated December 13, 1993 and by Second Modification dated April 7, 1994 and by Third Modification dated November 30, 1994, and by Fourth Modification dated July 31, 1995 (as amended, the "Credit Agreement"); and

     WHEREAS, Borrower has requested that Lender amend the Credit Agreement to (i) extend and modify the Standby Letter of Credit Facility referenced in Section 4; and (ii) extend and modify the Equipment Acquisition Facility referenced in Section 5; and (iii) modify certain of the financial covenants contained in Section 9; and

     WHEREAS, Lender is willing to amend the Credit Agreement as more particularly set forth herein.

     NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties do hereby modify the Credit Agreement, as follows:

     1. Standby Letter of Credit Facility. The expiration date of the Standby Letter of Credit Facility referenced in Section 4 of the Credit Agreement is hereby extended to November 30, 1996. Accordingly, Section 4.01 of the Credit Agreement as previously modified by the Third Modification is modified by inserting therein the date "November 30, 1996." Sections 4.02 and 4.06 of the Credit Agreement as previously modified by the Third Modification are amended by inserting therein the date of "November 30, 1997."

     2.   Equipment Acquisition Facility.

          (a) Amount. The maximum outstanding amount of the Equipment Acquisition Advance is hereby increased to Five Million Dollars ($5,000,000). Therefore, the figure of $3,000,000 which appears in Section 5.03 is hereby deleted and in lieu thereof the figure of $5,000,000 is hereby inserted.

          (b) Capital Leases. The total outstanding Capital Lease obligations of Borrower and Subsidiaries at any time, whether now existing or hereafter acquired, shall be deducted from the amount of available Equipment Acquisition Advance under Section 5.03 in order to determine the maximum available amount under Section 5.03 at any time.



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          (c)  Expiration.  The expiration date of the Equipment
Acquisition Facility referenced in Section 5 of the Credit Agreement as previously modified by the Third Modification is hereby extended to November 30, 1996. Accordingly, paragraph 5.01 of the Credit Agreement as previously modified by the Third Modification is amended to insert the date "November 30, 1996."

          (d) Term. The maximum term of any Equipment Acquisition Advance is four years or November 30, 2000, whichever occurs first. The principal of each Equipment Acquisition Advance shall be payable in equal quarterly installments with the Borrower selecting a term of either one, two, three or four years from the date of the Advance, provided that in any event the final quarterly payment cannot be due later than November 30, 2000. Accrued interest shall be payable quarterly as specified in Section 5 of the Credit Agreement.

          (e) Interest Rate. The applicable interest rate prior to maturity or default for all Equipment Acquisition Advances funded after the date hereof shall be the Lender's Prime Rate plus one-half of one percent (.50%), adjusted with each change in the Prime Rate.

     3. Section 9.06, Capital Expenditures, is modified to provide that Borrower shall not permit the aggregate Capital
Expenditures made by it and the Subsidiaries to exceed during a period set forth below the amount set forth opposite such period below:

                  Period                      Amount

           From August 1, 1995
           to July 31, 1996                 $8,000,000

           From August 1, 1996
           to July 31, 1997                 $9,000,000

           From August 1, 1997
           to July 31, 1998                $10,000,000


           4. Section 12.01. Limitation of Debt is modified to add the following additional sentence at the end of Section 12.02, as follows:

                Provided, however, that Borrower and Subsidiaries shall be entitled to enter into Capital Leases from time to time, for so long as the aggregate outstanding Capital Leases (both now existing and hereafter created) of Borrower and Subsidiaries never exceed One Million Dollars ($1,000,000) at any one time. For the purpose of determining the amount of outstanding Capital Leases the total obligation of each Capital Lease shall be computed in accordance with GAAP.

           5. All requirements contained in Section 9 regarding testing of compliance and the furnishing of Compliance Certificates shall remain in effect and are hereby reaffirmed.

           6.   Except as expressly modified herein, the Credit
 Agreement as previously amended is hereby reaffirmed in its entirety.






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                               DYCOM INDUSTRIES INC.

                               By:   /s/  Thomas R. Pledger
                               Its:   Chairman and Chief Executive Officer


                               Agreed:

                               FIRST UNION NATIONAL BANK
                               OF FLORIDA

                               By: /s/ Raul Martinez
                               Its:  Vice President




















































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                       CONSENT BY GUARANTORS

      THIS CONSENT BY GUARANTORS is executed as of the 30th day of November, 1995 by the following corporations:


           a. Advance Leasing of Guilford, Inc., a Florida corporation
           b.   Ansco & Associates, Inc., a Florida corporation
           c.   Coastal Plains, Inc., a Georgia corporation
           d.   Fiber Cable, Inc., a Delaware corporation
           e. Globe Communications, Inc., a North Carolina corporation
           f.   Ivy H. Smith Company, a Florida corporation
           g. Kohler Construction Company, Inc., a Florida corporation
           h. Prime Utility Contractors, Inc., an Alabama corporation
           i. Signal Construction Company, Inc., a Florida corporation
           j. Southeastern Electric Construction, Inc., a Florida corporation
           k.   Star Construction, Inc., a Tennessee corporation
           l.   S.T.S., Inc., a Florida corporation
           m.   TESINC, Inc., an Arizona corporation

 (collectively the "Guarantors"), in favor of FIRST UNION NATIONAL BANK OF FLORIDA (the "Lender").


                       W I T N E S S E T H:


      WHEREAS, as of April 28, 1993, the Guarantors executed Guaranty Agreements in favor of Lender pertaining to the Credit Agreement and the Loan Documents referenced therein executed by Dycom Industries Inc., a Florida corporation ("Borrower") and Lender; and

      WHEREAS, the Credit Agreement was modified by First Amendment dated December 13, 1993, Second Amendment dated April 7, 1994,
 Third Amendment dated November 30, l994 and Fourth Modification dated July 31, 1995; and

      WHEREAS, Borrower has requested that Lender execute and deliver a Fifth Modification of Credit Agreement; and

      WHEREAS, as a pre-condition to executing the Fifth
 Modification of Credit Agreement, Lender has required that the Guarantors consent to the Fifth Modification of Credit Agreement; and

      WHEREAS, it is to the benefit of Guarantors that Lender consent and execute the Fifth Modification of Credit Agreement.

      NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

      1. The Guarantors do hereby consent and agree to the terms and conditions of the Fifth Modification of Credit Agreement, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein. Guarantors agree that the Guaranty Agreements previously executed by Guarantors shall remain in full force and effect and shall apply to all advances under the Fifth Modification of Credit Agreement.

      2.   Guarantors do hereby reaffirm in full their respective
 Guaranties.

      IN WITNESS WHEREOF, this document has been duly executed as of the day and year first set forth above.



                                 Advance Leasing of Guilford, Inc.

                                 By: /s/ Thomas R. Pldeger
                                 Its: Vice President


                                 Ansco & Associates, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Coastal Plains, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Fiber Cable, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Globe Communications, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Ivy H. Smith Company

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Kohler Construction Company, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President

                                 Prime Utility Contractors, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Signal Construction Company, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Southeastern Electric Construction, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 Star Construction, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 S.T.S., Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President


                                 TESINC, Inc.

                                 By: /s/ Thomas R. Pledger
                                 Its: Vice President